Net 1 UEPS Technologies Inc.
Suite #325-744 West Hastings Street
Vancouver, BC Canada V6C 1A5
Tel: 1-888-796-2233 OR (604) 669-4561 Fax: (604)669-4569
Symbol: NUEP

FOR IMMEDIATE RELEASE:

May 17, 2004 – Net 1 UEPS Technologies, Inc., the Company, is pleased to announce that its Registration Statement on Form S-4 was declared effective on May 14, 2004 by the SEC and that the Company’s special meeting of shareholders has been scheduled for May, 27 2004.

The foregoing contains forward-looking statements, which are subject to contingencies and uncertainties that may or may not occur. Among the contingencies and uncertainties that may affect NUEP are uncertainty of product and technology development, difficulties in developing market acceptance for products, rapid technological changes and obsolescence, competition, inability to attract and retain key personnel and significant capital requirements in order to fully develop products. Forward-looking statements are not guarantees of future performance and are based on numerous assumptions about future conditions that could prove to be inaccurate. Actual events, transactions and results may differ materially from anticipated events, transactions or results described in such statements. Material uncertainties about the future of NUEP exist.

For further information, please contact NUEP at 1-888-796-2233
For further information about NUEP, please refer to www.net1ueps.com